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April 19, 2013

Board of Directors
Kandi Technologies Group, Inc.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016

Re: Primary Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to Kandi Technologies Group, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (including the prospectus which is a part thereof, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933 as amended (the “Act”) of an indeterminate amount and number of the following securities of the Company, which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act for an aggregate initial offering price of up to $60,000,000: (i) shares of common stock of the Company, par value $0.001 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”; (iii) debt securities which may be issued in one or more series (the “Debt Securities”); (iv) warrants to purchase shares of the Common Stock, the Preferred Stock, and Debt Securities or any combination of such securities (the “Warrants”); and (v) units consisting of Common Stock, Preferred Stock, Debt Securities and/or Warrants or a combination thereof (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants, and Units are referred to herein each as a “Security” and collectively as the “Securities.” This opinion letter is being rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

In connection with this opinion, we have examined such documents and considered such legal matters deemed by us to be relevant to this opinion letter and the Registration Statement, including the applicable statutory provisions and related rules and regulations of the Delaware General Corporation Law and the reported judicial decisions interpreting those laws, the Certificate of Incorporation of the Company, as amended through the date hereof (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company (the “Bylaws”), certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Securities and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon, without independent verification or investigation of the accuracy or completeness thereof, certain representations of certain officers of the Company.

Board of Directors
April 19, 2013

We have assumed that any warrant agreements relating to the Warrants, any unit agreements relating to the Units, any agreements/indentures relating to the Debt Securities and any other agreements/offering documents relating to the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under: (i) any agreement or instrument to which the Company or its properties is subject; (ii) any law, rule or regulation to which the Company is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) that the trustee under any indenture shall have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement; (v) a definitive and enforceable purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and the consideration payable for the Securities sold thereunder shall have been paid to the Company in accordance with such underwriting, purchase or similar agreement; (vi) at the time of issuance of any shares of Common Stock (including any such shares issuable upon the conversion of another Security), the Company has a sufficient number of authorized but unissued shares of Common Stock under its Certificate of Incorporation; and (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinion is limited to applicable statutory provisions of the Delaware General Corporation Law and the reported judicial decisions interpreting those laws, and federal laws of the United States of America to the extent referred to specifically herein. We are generally familiar with the Delaware General Corporation Law as currently in effect and the judicial decisions thereunder and have made such inquiries and review of matters of fact and law as we determined necessary to render the opinions contained herein. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Act, or any other federal or state laws or regulations.

Board of Directors
April 19, 2013

Based upon the foregoing, and in reliance thereon, we are of the opinion that:

1.     With respect to shares of the Common Stock, once (A) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or such committee thereof being hereinafter collectively referred to as the “Board”) has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (B) certificates representing shares of the Common Stock have been duly executed, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (not less than the par value of the Common Stock) as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.     With respect to shares of the Preferred Stock, once (A) the Board has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the issuance and terms of a particular class or series of shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation for such Preferred Stock in accordance with applicable law relating to such shares of Preferred Stock and the filing of such Certificate of Designation with the Secretary of State of the State of Delaware, and (B) if certificated, certificates representing shares of the Preferred Stock have been duly executed, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (not less than the par value of the Preferred Stock) as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.     With respect to the Debt Securities, once (A) the indenture relating to the Debt Securities has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, and (C) such Debt Securities have been duly executed, authenticated, issued and delivered either (i) in accordance with the indenture, applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

Board of Directors
April 19, 2013

4.     With respect to the Warrants, once (A) the Board has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the form, terms, execution and delivery of a warrant agreement (including a form of certificate evidencing the Warrants), the issuance of the Warrants, the terms of the offering thereof and related matters, and (B) the certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Warrants will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.     With respect to the Units, once (A) the Board has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the form, terms, execution and delivery of a unit agreement (including a form of certificate evidencing the Units), the issuance of the Units, the terms of the offering thereof and related matters, and (B) the certificates evidencing Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable unit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/McKenna Long & Aldridge LLP
McKenna Long & Aldridge LLP